CONSENT



Board of Directors
Synovus Financial Corp.


     The undersigned counsel to Synovus Financial Corp. consents to the use of my opinion as Exhibit 5 to the Registration Statement and to the reference to me under the heading "Legality" in the Registration Statement/Prospectus.


                                                 Sincerely,


                                                 /s/Kathleen Moates

                                                 Kathleen Moates
                                                 Deputy General Counsel

Columbus, Georgia
April 18, 1996

















                                                   Exhibit 23.2